AMENDMENT TO DECLARATION OF TRUST

OF

UNDISCOVERED MANAGERS FUNDS

To the Secretary of State of

Commonwealth of Massachusetts

It is hereby stated that:

1. This document constitutes an Amendment to the Declaration of Trust (hereinafter called the “Declaration”) of Undiscovered Managers Funds (hereinafter called the “Business Trust”).

2. The Declaration amended by this document was filed with the Secretary of State of the Commonwealth of Massachusetts on September 30, 1997.

3. The amendment to the Declaration effected by this document is as follows:

To change the resident agent of the Business Trust in the Commonwealth of Massachusetts.

4. To effect the aforesaid amendment, the Article of the Declaration, relating to the resident agent of the Business Trust, is amended to read as follows:

“The name and the address of the resident agent of the Business Trust in the Commonwealth of Massachusetts is C T Corporation System, 155 Federal Street, Suite 700, Boston, Massachusetts 02110.”

5. The amendment herein provided for was authorized in accordance with law.

IN WITNESS WHEREOF, the undersigned has signed these presents all on October 17, 2024.

John F. Finn	/s/ John F. Finn
Trustee

Stephen P. Fisher	/s/ Stephen P. Fisher
Trustee

Gary L. French	/s/ Gary L. French
Trustee

Kathleen M. Gallagher	/s/ Kathleen M. Gallagher
Trustee

Robert J. Grassi	/s/ Robert J. Grassi
Trustee

Frankie D. Hughes	/s/ Frankie D. Hughes
Trustee

Raymond Kanner	/s/ Raymond Kanner
Trustee

Thomas P. Lemke	Not Cast
Trustee

Lawrence R. Maffia	/s/ Lawrence R. Maffia
Trustee

Mary E. Martinez	Not Cast
Trustee

Marilyn McCoy	/s/ Marilyn McCoy
Trustee

Dr. Robert A. Oden, Jr.	/s/ Dr. Robert A. Oden, Jr.
Trustee

Marian U. Pardo	/s/ Marian U. Pardo
Trustee

Emily A. Youssouf	/s/ Emily A. Youssou
Trustee

Robert Deutsch	/s/ Robert Deutsch
Trustee

Nina O. Shenker	/s/ Nina O. Shenker
Trustee